UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

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UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1725 3rd Street

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On September 9, 2024, Uber Technologies, Inc. (the “Company”) completed a registered public offering of $1,250,000,000 aggregate principal amount of the Company’s 4.300% Senior Notes due 2030 (the “2030 Notes”), $1,500,000,000 aggregate principal amount of the Company’s 4.800% Senior Notes due 2034 (the “2034 Notes”), and $1,250,000,000 aggregate principal amount of the Company’s 5.350% Senior Notes due 2054 (the “2054 Notes” and, together with the 2030 Notes and the 2034 Notes, the “Notes”). The Notes are the Company’s senior unsecured debt obligations. The offering of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-271617), including a Prospectus and a related Prospectus Supplement dated September 4, 2024 filed with the Securities and Exchange Commission (“SEC”). In connection with the issuance of the Notes, the Company entered into an underwriting agreement dated September 4, 2024 (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule II to the Underwriting Agreement.

The Notes were issued pursuant to an indenture, dated September 9, 2024 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated September 9, 2024 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee. The Company used a portion of the net proceeds from the offering to repay, in full, all loans outstanding under the Company’s term loan agreement, of which approximately $1.97 billion aggregate principal amount was outstanding as of June 30, 2024, and intends to use the remainder of the net proceeds from the offering to redeem its outstanding 8.00% Senior Notes due 2026 in November 2024, of which $1.5 billion aggregate principal amount was outstanding as of June 30, 2024, and for general corporate purposes. Nothing in this Current Report on Form 8-K should be construed as a notice of redemption with respect to the 8.00% Senior Notes due 2026.

The above descriptions of the Underwriting Agreement, the Indenture and the Notes do not purport to be complete, and each is qualified in its entirety by reference to the Underwriting Agreement, the Indenture and the forms of Notes, as applicable, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The Company is filing this Current Report on Form 8-K to file certain items with the SEC that are to be incorporated by reference into the Registration Statement.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding the Company’s expectations regarding the use of the remaining net proceeds from the offering of the Notes. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks and uncertainties include, among others, uncertainties and other factors related to the intended use of remaining net proceeds from the offering and sale of the Notes. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Further information on these and other factors that could affect the forward-looking statements in this Current Report on Form 8-K is included in the filings the Company makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024. Copies of these documents may be obtained by the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. Except as required by law, the Company disclaims any obligation to update these forward-looking statements as a result of new information, future events, changes in expectations or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 4, 2024, by and among Uber Technologies, Inc. and Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.
4.1	Indenture, dated September 9, 2024, by and between Uber Technologies, Inc. and U.S. Bank Trust Company, National Association.
4.2	First Supplemental Indenture, dated September 9, 2024, by and between Uber Technologies, Inc. and U.S. Bank Trust Company, National Association.
4.3	Form of Notes (included in Exhibit 4.2 above).
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (contained in Exhibit 5.1 above).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: September 9, 2024	By: /s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer